Exhibit 10.3

Execution Version

313 Acquisition LLC

LOCK-UP AGREEMENT

July 20, 2015

SunEdison, Inc.

13736 Riverport Drive

Maryland Heights, MO 63043

Ladies and Gentlemen:

In connection with the proposed acquisition of Vivint Solar, Inc. (the “Company”) by SunEdison, Inc. (“Parent”) whereby SEV Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of Parent, will merge with and into the Company (the “Merger”), and in consideration of Parent, Merger Sub and the Company entering into the Agreement and Plan of Merger dated on or about July 20, 2015 (the “Merger Agreement;” all capitalized terms used in this Lock-Up Agreement without definition herein shall have the meanings ascribed to them in the Merger Agreement), the receipt and sufficiency of such consideration being hereby acknowledged and accepted, and in order to induce Parent and the Company each to close the Merger, the undersigned (“Securityholder”), a holder of shares of Company Common Stock who will receive shares of Parent Common Stock and the Convertible Note Consideration in exchange for its shares of Company Common Stock, hereby agrees with Parent and the Company as follows:

1. During the Lock-Up Period (as defined below), Securityholder shall not, directly or indirectly, (a) Transfer or offer, agree, commit or consent to Transfer any Convertible Notes or any shares of Parent Common Stock acquired following the date hereof in connection with a conversion of the Convertible Notes, in each case whether now owned or hereinafter acquired, owned directly by the Securityholder (including holding as a custodian) or with respect to which the Securityholder has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively, the “Locked-Up Securities”), (b) enter into any swap, hedge, forward sale, short sale, derivative or other Contract, arrangement or understanding that, in whole or in part, directly or indirectly, transfers the consequences (economic or otherwise) of ownership of, or otherwise derives its value from, any of the Locked-Up Securities (or any right or interest therein), whether such transaction is to be settled by delivery of such Locked-Up Securities, in cash or otherwise, (c) enter into any Contract, arrangement or understanding with any Person, or take any other action or omit to take any action, that violates or conflicts with (or could reasonably be expected to conflict with or violate) Securityholder’s covenants and obligations under this Lock-Up Agreement or (d) take any action or omit to take any action that would restrict (or could reasonably be expected to restrict) Securityholder’s legal power, authority and right to comply with and perform its covenants and obligations under this Lock-Up Agreement or make any of its representations or warranties contained in this Lock-Up Agreement untrue or incorrect. Securityholder agrees that it shall not seek to indirectly accomplish anything which it is not permitted to accomplish directly under this Lock-Up Agreement (including through the creation of holding entities or the transfer of any securities at a parent entity). Any action, omission or attempted circumvention in violation of this Paragraph 1 will be void ab initio and be deemed a breach of this Lock-Up Agreement. If any involuntary Transfer of any of the Locked-Up Securities shall occur, the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Locked-Up Securities subject to all of the restrictions, liabilities and rights under this Lock-Up Agreement, which shall continue in full force and effect until valid termination or expiration of this Lock-Up Agreement. Securityholder agrees that it shall not become a member of a “group” (as that term is used in Section 13(d) of the Securities Exchange Act) with respect to any Locked-Up Securities for the purpose of opposing or competing with or taking any actions inconsistent with its covenants and obligations under this Lock-Up Agreement. Notwithstanding anything to the contrary herein, the Securityholder may (A) make a transfer to one or more partners or members of Securityholder or to an affiliated corporation, trust, investment fund or other entity under common control with Securityholder, (B) pledge, hypothecate or grant a security interest in Locked-Up Securities to one or more banks, financial institutions or other third parties who are acting as a lender (each, a “Lender”) as collateral or security in connection with a margin loan transaction; it being understood, for the avoidance of doubt, that the relevant Lender shall only be able to sell or transfer such Locked-Up Securities upon or after the foreclosure of the collateral or security in connection with such loan, (C) exercise the conversion feature under the Convertible Note in accordance with the terms thereof in exchange for shares of the Parent Common Stock, (D) transfer by will or intestacy, (E) transfer as a bona fide gift or gifts, including to charitable organizations, (F) transfer to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin), (G) transfer to any immediate family member or other dependent, (H) transfer to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (G) above, (I) transfer pursuant to an order of a court or regulatory agency and (J) transfers of shares of Parent Common Stock acquired on the open market following the Closing Date; provided, that, in the case of a transfer or distribution pursuant to clauses (A) and (E) through (H) above, the applicable transferee or distributee has signed a lock-up agreement substantially in the form hereof; provided, further, that in the case of any exercise under the Convertible Note pursuant to clause (C), the underlying shares of Parent Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement. For the purpose of this Paragraph 1, “Transfer” means to sell, transfer, tender, assign, pledge, hypothecate, encumber or dispose of, or to enter into any Contract, option or other arrangement or understanding with respect to any of the foregoing, or a sale, transfer, tender, assignment, pledge, hypothecation, encumbrance or disposition, including by sale, merger, consolidation, liquidation, dissolution, dividend, distribution, operation of law, Contract or otherwise.

2. As used in this Lock-Up Agreement, the term “Lock-Up Period” shall mean from and after the Closing Date until the earlier to occur of (a) with respect to any shares of Parent Common Stock acquired following the Closing Date in connection with a conversion of the Convertible Notes, 180 days after the Closing Date and (y) with respect to the Convertible Notes (but not any Parent Common Stock received upon conversion of such Convertible Notes), two (2) years after the Closing Date.

3. This Lock-Up Agreement shall be effective as of the Closing Date, and if the Merger Agreement is terminated in accordance with its terms, then this Agreement shall automatically terminate and be null and void ab initio. Upon termination or expiration of this Lock-Up Agreement, no party shall have any further obligations or liabilities under this Lock-Up Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Lock-Up Agreement.

4. Securityholder also agrees and consents to the entry of stop transfer instructions with Parent’s transfer agent and registrar against the transfer of Securityholder’s Locked-Up Securities, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, Parent and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

5. The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

6. Securityholder understands that Parent, the Company and Merger Sub will proceed with the Merger in reliance on this Lock-Up Agreement. Moreover, Securityholder understands and agrees that Parent, Merger Sub and the Company are relying upon the accuracy, completeness, and truth of Securityholder’s representations, warranties, agreements, and certifications contained in this Lock-Up Agreement.

7. This Lock-Up Agreement and any claim, controversy or dispute arising under or related to this Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

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Date: July 20, 2015	313 ACQUISITION LLC

	BY:	/s/ Alex Dunn
	Name:	Alex Dunn
	Title:	President

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